SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Sections 13 and 15(d) of the Securities Exchange Act

of 1934

Date of Report                                  September 6, 1996


                              GENERAL DEVICES, INC.
              Exact name of registrant as specified in its charter


    New Jersey                 0-3125           21-0661726
   (State or other        (Commission File     (I.R.S. Employer
   jurisdiction of             Number)          Identification
   incorporation                                     No.)


   215 W. Church Road, Room 202, King of Prussia, PA     19406
   (Address of principal executive offices)            (Zip code)


Registrant's telephone number, including area code:

                                  610-992-1455

                                 Not Applicable
          (Former name or former address, if changed since last report)



Item 1.  Changes in Control of Registrant
         None

Item 2.  Acquisition or Disposal of Assets
         Not Applicable

Item 3.  Bankruptcy or Receivership
         On August 23, 1996, the Company filed a petition for reorganization under Chapter 11 of the bankruptcy code with the United States Bankruptcy Court, Eastern District of Pennsylvania, Case number 96-17950 under United States Bankruptcy judge Diane W. Sigmond.

         The registrant has 4,076,623 shares of common stock outstanding and 10,000,000 authorized, leaving a balance of 5,923,377 shares of unissued common stock. A portion of which,to be made available, pursuant to a plan of Reorganization to be filed by the Registrant.

         It is anticipated that the Plan of Reorganization will provide for an exchange of common stock to satisfy the claims of the Convertible Debenture holders and other creditors of the Registrant.

         On the date of the filing of the petition for Reorganization under Chapter II,the Registrant had assets of $129.50 and Liabilities,primarily due to the Convertible Debenture holders,in the amount of $1,379,960.38.

Item 4.  Changes in Registrant's Certifying Accountant
         Not Applicable

Item 5.  Other events
         Not Applicable

Item 6.  Resignation of Registrant's Directors
         None

Item 7.  Financial Statements and Exhibits
         None



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                      GENERAL DEVICES, INC.
                                          (Registrant)




September 3, 1996                By: (S)

                                        Theodore A. Raymond
                                        President